Exhibit 10.26

March 30, 2020

AMENDMENT NO. 1

TO

REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1, dated as of March 30, 2020 (the “Amendment”), is entered into by and between AgeX Therapeutics, Inc., a California corporation (the “Company”) and Juvenescence Limited, a company incorporated in the British Virgin Islands (“Holder”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed thereto in the “Registration Rights Agreement” (as defined below) as amended hereby.

WHEREAS, the Company and Holder are parties to that certain Registration Rights Agreement dated as of August 13, 2019 (the “Registration Rights Agreement”);

WHEREAS, the Company and Holder are entering into a new Secured Convertible Facility Agreement dated as of the date hereof providing for a secured loan facility to the Company in the aggregate principal amount of up to US$8,000,000, subject to the terms and conditions outlined therein (the “2020 Loan Agreement”);

WHEREAS, in connection with entering into the 2020 Loan Agreement, subject to the terms and conditions outlined therein, the Company has agreed (a) to issue certain shares of common stock, par value $0.0001 per share, of the Company to Holder, and (b) to issue certain warrants to Holder pursuant to the terms of a Warrant Agreement dated as of the date of this Amendment by and between the Company and Holder; and

WHEREAS, the Company and Holder have agreed to amend the Registration Rights Agreement as provided herein in order to include the aforementioned shares of common stock, warrants and shares of common stock issuable upon exercise of the warrants as “Registrable Securities” thereunder.

NOW THEREFORE, in consideration of the terms and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendment to Registration Rights Agreement.

1.1. Section 1(e) of the Registration Rights Agreement is hereby deleted and replaced with the following:

(e) “Loan Agreement” means the Loan Facility Agreement between the Company and Holder, dated August 13, 2019.

1.2. Sections 1(g) through 1(i) of the Registration Rights Agreement are hereby deleted and replaced in their entirety with the following:

(g) “Second Loan Agreement” means the Secured Convertible Facility Agreement between the Company, as borrower thereunder, Holder, as lender thereunder, and the subsidiaries of the Company named therein, as guarantors, dated as of the date of this Amendment.

(h) “Shares” means, collectively, (i) 19,000 shares of common stock, par value $0.0001 per share, of the Company issued by the Company upon the Company’s first draw down from the credit line under the Loan Agreement, and (ii) 28,500 shares common stock, par value $0.0001 per share, of the Company to be issued by the Company upon the satisfaction of the conditions set forth under the Second Loan Agreement.

(i) “Warrants” means, collectively, (i) up to 150,000 common stock purchase warrants governed by that certain Warrant Agreement between and among the Company and Holder dated August 13, 2019, and (ii) those common stock purchase warrants governed by that certain Warrant Agreement between and among the Company and Holder dated as of the date of this Amendment, to be issued in accordance with Clause 3.6 of the Second Loan Agreement at the time of each Advance (as defined in such agreement), in each case as such number may be adjusted pursuant to the terms thereof.

(j) “Warrant Shares” means shares of common stock, par value $0.0001 per share, of the Company issuable by the Company pursuant to the exercise of Warrants.

2. Effect. Except as specifically amended by this Amendment, the Registration Rights Agreement shall remain in full force and effect and is hereby ratified and confirmed.

3. Governing Law. This Amendment shall be governed in all respects by the laws of the State of California, as applied to contracts entered into in California between California residents and to be performed entirely within California.

4. Counterparts. This Amendment may be executed in any number of counterparts (including by separate counterpart signature pages), each of which shall be an original, but all of which together shall constitute one instrument. Any counterpart of this Agreement may be signed by electronic or facsimile, and such electronic or facsimile signature shall be deemed an original signature.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

AGEX THERAPEUTICS, INC.

By:	/s/ Russell Skibsted
Russell Skibsted,
Chief Financial Officer

By	/s/ Judith Segall
Judith Segall, Secretary

HOLDER:

JUVENESCENCE LIMITED

By:	/s/ Gregory Bailey
Name:	Gregory Bailey
Title:	Authorized Signatory